                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

     The following is a list of the subsidiaries of Partners Trust Financial Group, Inc. following the Reorganization:


     Name                      State of Incorporation
     ----                      ----------------------

     SBU Bank                  Federal (100 % Owned)